EXHIBIT 23.3



                       Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 33-xxxxx) pertaining to the CFX Corporation 1995 Stock Option Plan and to the incorporation by reference therein of our report dated January 19, 1993, with respect to the consolidated financial statements of CFX Corporation (formerly Cheshire Financial Corporation) incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1992, filed with the Securities and Exchange Commission.



                                       ERNST & YOUNG LLP



Manchester, New Hampshire
August 7, 1995